---------------------------
                                                    OMB Approval

                                            ---------------------------
                                             OMB Number: 3235-0056
                                             Expires: October 31, 2005
                                             Estimated average burden
                                             hours per response...3.0
                                            ---------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Nasdaq-100 Trust, Series 1
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

New York                                             52-2144264
--------------------------------------------------------------------------------
 (State of Incorporation or organization)  (I.R.S. Employer Identification No.)

Nasdaq Financial Products Services, Inc.,
c/o The Nasdaq Stock Market, Inc.
9513 Key West Avenue, Rockville, MD                     20850
--------------------------------------------------------------------------------
 (Address of principal executive offices)             (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                 Name of each exchange on which
             to be registered                   each class is to be registered

 Units of undivided beneficial interest in the  The Nasdaq Stock Market, Inc.
 Nasdaq-100 Trust, Series 1

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
_________________________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Units of beneficial interest in the Nasdaq-100 Trust, Series 1
--------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

Reference is made to the sections captioned "Essential Information as of September 30, 2003", "Highlights", "the Trust", "The Portfolio" and "Redemption of Nasdaq-100 Shares" in the Registrant's prospectus dated January 30, 2004 forming a part of Post Effective Amendment No. 10 to the Registration Statement on Form S-6 (Securities Act File No. 333-61001, as filed with the Securities and Exchange Commission on January 30, 2004 (the "Registration Statement on Form S-6") which is hereby incorporated by reference.

Item 2. Exhibits.

        List below all exhibits filed as part of the registration statement:

        A. The following exhibit to this registration statement on Form 8-A has been filed with the Commission and the Nasdaq Stock Market, Inc. and are hereby incorporated by reference.

        Post-Effective Amendment No. 10 to the Registration Statement on Form
S-6.

        B. Forms of the following exhibits to this registration statement on Form 8-A have been filed with the Commission as part of an Amendment No. 3 to the Registration Statement on Form S-6, and with the Nasdaq Stock Market, Inc. and are hereby incorporated by reference:

                (1) Standard Terms and Conditions of Trust between Nasdaq-Amex Investment Product Services, Inc., as Sponsor (the "Sponsor), and The Bank of New York, as Trustee (the "Trustee")

                (2) Trust Indenture and Agreement between the Sponsor and the Trustee

                (3) Form of Participant Agreement to be entered into among the Trustee, ALPS Mutual Funds Services, Inc., as distributor, and various broker-dealers, as participants.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)  Nasdaq-100 Trust, Series 1
              ------------------------------------------------------------------
Date  November 30, 2004
      --------------------------------------------------------------------------
By  Nasdaq Financial Products Services, Inc., its Sponsor
    ----------------------------------------------------------------------------
        *Print the name and title of the signing officer under his signature.

    by:  /s/ John L. Jacobs
         ----------------------------------------
         Name

         President
         ----------------------------------------
         Title

                           INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.

                                      - 2 -